UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 15, 2011

SAVVIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29375	43-1809960
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Savvis Parkway, Town & Country, Missouri 63017

(Address of Principal Executive Offices)

(Zip Code)

314-628-7000

Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger described in Item 2.01 of this Current Report on Form 8-K, on July 15, 2011, Savvis Communications Corporation, a Missouri corporation (“Borrower”) and a wholly owned subsidiary of SAVVIS, Inc., a Delaware corporation (“Savvis,” “we,” “us” or “our”), repaid all outstanding obligations under the Credit Agreement, dated as of August 4, 2010 (as amended, supplemented or otherwise modified, the “Credit Agreement”), by and among Borrower, Savvis, the lenders party thereto (the “Lenders”), and Bank of America, N.A., as administrative agent (in such capacity, the “Agent”). As of July 15, 2011, the aggregate principal amount outstanding under the Credit Agreement was approximately $545.9 million. At the time of repayment, and at the request of Borrower, all commitments to extend further credit under the Credit Agreement were terminated and the Agent and the Lenders released and terminated all liens, security interests and pledges securing the obligations under the Credit Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

At the effective time of the Merger on July 15, 2011 (the “Effective Time”), pursuant to the terms and conditions of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 26, 2011, among Savvis, CenturyLink, Inc., a Louisiana corporation (“CenturyLink”), and Mimi Acquisition Company, a Delaware corporation and a wholly owned subsidiary of CenturyLink (“Merger Sub”), Merger Sub merged with and into Savvis, with Savvis continuing as the surviving corporation and as a wholly owned subsidiary of CenturyLink (the “Merger”).

At the Effective Time, each outstanding share of Savvis common stock, par value $0.01 (the “Common Stock”), was converted into the right to receive (a) $30.00 in cash and (b) 0.2479 of a share of CenturyLink common stock (which fraction was calculated using the formula set forth in the Merger Agreement, by dividing $10.00 by the volume-weighted average trading price of CenturyLink common stock over the thirty-day trading period ending on July 12, 2011), with cash paid in lieu of fractional shares. As a result of the Merger, CenturyLink will deliver approximately $1.7 billion of cash and approximately 14.6 million shares of CenturyLink common stock to Savvis stockholders in the aggregate. Following the completion of the Merger, the Common Stock, which previously traded under the symbol “SVVS”, ceased to be listed on the NASDAQ Global Select Market (“NASDAQ”).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was included as Exhibit 2.1 to the Current Report on Form 8-K filed by Savvis on April 28, 2011 and is incorporated by reference herein. A copy of the press release announcing the completion of the Merger is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference herein.

The Merger Agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed upon by the parties, which are not necessarily reflected in the Merger Agreement. In addition, certain representations and warranties that were made as of a specified date may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger described in Item 2.01 of this Current Report on Form 8-K, Savvis will no longer remain a company listed on NASDAQ. Accordingly, following the completion of the Merger, on July 15, 2011, NASDAQ filed with the Securities and Exchange Commission (the “SEC”) a Form 25 removing the Common Stock from listing on the NASDAQ and registration under Section 12(b) of the Securities and Exchange Act of 1934, as amended (“Exchange Act”). Additionally, Savvis intends to file with the SEC, ten days after the filing of the Form 25, a Form 15 terminating the registration of the Common Stock under Section 12(g) of the Exchange Act and suspending reporting obligations under Section 15(d) of the Exchange Act with respect to the Common Stock, whereupon Savvis will have no reporting obligations under the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

As a result of the Merger, each share of Common Stock was converted into the right to receive $30.00 in cash and 0.2479 shares of CenturyLink common stock, with cash paid in lieu of fractional shares. Following the completion of the Merger, the Common Stock, which traded under the symbol “SVVS”, ceased to be listed on NASDAQ. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

5.01. Changes in Control of Registrant.

Pursuant to the terms of the Merger Agreement, at the Effective Time, Savvis became a wholly owned subsidiary of CenturyLink and, accordingly, a change in control of Savvis occurred. The information set forth in Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference herein.

5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2011, each of the eight directors of Savvis – Randy E. Dobbs, Clyde A. Heintzelman, Thomas E. McInerney, James E. Ousley, James P. Pellow, David C. Peterschmidt, Mercedes A. Walton and Patrick J. Welsh – were removed as members of the board of directors of Savvis. None of the directors were removed from the board of directors because of any disagreements relating to Savvis’ operations, policies or practices.

Following the removal described above, Stacey W. Goff and R. Stewart Ewing Jr. were elected as the directors of Savvis to hold such office until their successors are duly elected and qualified or as otherwise provided by the by-laws of Savvis.

Also on July 15, 2011, the following persons were appointed to hold the principal office or offices indicated opposite his or her name, each to hold such office or offices until his successor is duly elected and qualified or as otherwise provided by the by-laws of Savvis:

Chief Executive Officer	James E. Ousley
Vice Chairman	Glen F. Post, III
President	William D. Fathers
Executive Vice President, Chief Financial Officer and Assistant Secretary	R. Stewart Ewing, Jr.
Executive Vice President	Stacey W. Goff
Executive Vice President – Network Services	Dennis G. Huber

Senior Vice President, Global Operations and Client Services	Jeffrey H. Von Deylen
Senior Vice President – Controller and Operations Support	David D. Cole
Senior Vice President and Treasurer	G. Clay Bailey
Senior Vice President, Savvis Integration	Gregory W. Freiberg
Chief Technology Officer	Bryan S. Doerr
Vice President, General Counsel and Secretary	Peter J. Bazil
Vice President, Human Resources	Paul S. Hott
Vice President, Savvis Global Finance	Siobhan E. de Leeuw
Vice President, SMB Hosting and Cloud Services	Andrew Higginbotham
Vice President	John D. Lindblad
Vice President, Assistant General Counsel and Assistant Secretary	James L. Butler
Assistant Secretary	Carrick B. Inabnett

Glen F. Post, III has served CenturyLink as its Chief Executive Officer since 1992, as its President since July 1, 2009 (and from 1990 to 2002), and as one of its directors since 1985. He has also served CenturyLink in various other executive capacities in the past, including as Chairman of the Board between 2002 and 2009. Mr. Post is 58 years of age.

R. Stewart Ewing, Jr. has served as Executive Vice President and Chief Financial Officer of CenturyLink since 1999. Mr. Ewing is 59 years of age.

Stacey W. Goff has served as Executive Vice President, General Counsel and Secretary of CenturyLink since July 1, 2009. Mr. Goff served as Senior Vice President, General Counsel and Secretary of CenturyLink for several years prior to July 1, 2009. Mr. Goff is 45 years of age.

Dennis G. Huber has served as Executive Vice President — Network Services of CenturyLink since July 1, 2009 (excluding the four-month period between May 2010 and September 2010). Mr. Huber held various executive positions at Embarq Corporation and its predecessor companies from January 2003 through July 1, 2009, most notably Chief Technology Officer and Senior Vice President, Senior Vice President — Corporate Strategy and Development and Senior Vice President of Product Development. Mr. Huber is 51 years of age.

David D. Cole has served as Senior Vice President — Operations Support of CenturyLink since 1999. Effective April 1, 2011, Mr. Cole has also been named as Controller of CenturyLink. Mr. Cole is 53 years of age.

Each of James E. Ousley, William D. Fathers, Jeffrey H. Von Deylen, Bryan S. Doerr, Peter J. Bazil and Paul S. Hott served as executive officers of Savvis prior to the Merger in the same positions listed above. As a result of these appointments, R. Stewart Ewing, Jr. has replaced Gregory W. Freiberg as Savvis’ Chief Financial Officer.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the Amended and Restated Certificate of Incorporation of Savvis was amended and restated in its entirety to be substantially identical to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, except that the name was changed from Mimi Acquisition Company to SAVVIS, Inc. (the “Certificate of Incorporation of Savvis”). Additionally, on July 15, 2011, the by-laws of Merger Sub became the by-laws of Savvis, except that the by-laws were amended to replace all references to Mimi Acquisition

Company with references to SAVVIS, Inc. (the “By-Laws of Savvis”).

Copies of the Certificate of Incorporation of Savvis and the By-Laws of Savvis are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of SAVVIS, Inc.

3.2	Amended and Restated By-Laws of SAVVIS, Inc.

99.1	Press release dated July 15, 2011 announcing the completion of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

SAVVIS, INC.

By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President

Date: July 15, 2011